Exhibit 5.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, IL 60606
November 30, 2020	United States of America

Live Oak Acquisition Corp.	T: +1 312 782 0600
774A Walker Road	F: +1 312 701 7711
Great Falls, Virginia 22066	mayerbrown.com

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Live Oak Acquisition Corp., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to 51,000,000 shares (the “Shares”) of the Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), issuable pursuant to that certain merger agreement, dated as of October 3, 2020 (the “Merger Agreement”), by and among the Company, Green Merger Corp., a Georgia corporation and a wholly-owned subsidiary of the Company, Meredian Holdings Group, Inc., doing business as Danimer Scientific, a Georgia corporation (“Danimer”), Live Oak Sponsor Partners, LLC, as representative for the Company for certain purposes described in the Merger Agreement, and John A. Dowdy, Jr., as representative of the shareholders of Danimer for certain purposes described in the Merger Agreement.

In rendering the opinions expressed below, we have examined (i) the Registration Statement including the form of the Company’s fourth amended and restated certificate of incorporation (the “Proposed Certificate of Incorporation”) included therein, (ii) the Merger Agreement, (iii) the Company’s certificate of incorporation, as amended to the date hereof (the “Existing Certificate of Incorporation”), (iv) the Company’s bylaws, as amended to the date hereof, and (v) resolutions of the Company’s board of directors. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. We have also assumed that (i) the Registration Statement will become, and remain, effective under the Securities Act, (ii) the terms of the Shares are as described in the Registration Statement; (iii) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement and (iv) the Proposed Certificate of Incorporation will have filed with the Secretary of State of Delaware in the form of Annex B to the proxy statement/prospectus included in the Registration Statement.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Live Oak Acquisition Corp.
November 30, 2020
Page 2

Based upon the foregoing, and subject to the assumptions, conditions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when and if issued in accordance with the terms set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We express no opinion as to matters under or involving any laws other than the laws of the State of Delaware and the federal laws of the United States of America.

Very truly yours,

MAYER BROWN LLP